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                                                                    EXHIBIT 99.4


PROXY

                         GREENBERG NEWS NETWORKS, INC.
              1175 PEACHTREE STREET, SUITE 2400, ATLANTA, GA 30361

         THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF
                         GREENBERG NEWS NETWORKS, INC.
       FOR THE SPECIAL MEETING OF STOCKHOLDERS TO BE HELD ______________ , 1999

The undersigned holder of capital stock of Greenberg News Networks, Inc. hereby appoints _________________ and ________________ proxies for the undersigned, with full power of substitution, to represent and to vote as specified in this Proxy all capital stock of the Company that the undersigned stockholder would be entitled to vote if personally present at the Special Meeting of Stockholders (the "Special Meeting") to be held on ___________, ________, 1999 at ____ a.m.
local time, at _______________ and at any adjournments or postponements of the Special Meeting. The undersigned stockholder hereby revokes any proxy or proxies heretofore executed for such matters.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED TO APPROVE AND ADOPT A MERGER AGREEMENT AND APPROVE A MERGER THAT WILL CAUSE GREENBERG NEWS NETWORKS TO BECOME A WHOLLY OWNED SUBSIDIARY OF HEALTHEON, AND IN ACCORDANCE WITH THE DETERMINATION OF THE BOARD OF DIRECTORS AS TO ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. THE UNDERSIGNED STOCKHOLDER MAY REVOKE THIS PROXY AT ANY TIME BEFORE IT IS VOTED BY DELIVERING TO THE CORPORATE SECRETARY OF THE COMPANY EITHER A WRITTEN REVOCATION OF THE PROXY OR A DULY EXECUTED PROXY BEARING A LATER DATE, OR BY APPEARING AT THE SPECIAL MEETING AND VOTING IN PERSON.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE APPROVAL OF THE MERGER AGREEMENT AND THE MERGER. TO VOTE AT THE SPECIAL MEETING IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS OF GREENBERG NEWS NETWORKS, YOU MAY SIGN AND DATE THE REVERSE SIDE OF THIS CARD WITHOUT CHECKING ANY BOX.

PLEASE MARK, SIGN, DATE AND RETURN THIS CARD PROMPTLY USING THE ENCLOSED RETURN ENVELOPE. IF YOU RECEIVE MORE THAN ONE PROXY CARD, PLEASE SIGN AND RETURN ALL CARDS IN THE ENCLOSED ENVELOPE.


                 (CONTINUED AND TO BE SIGNED ON REVERSE SIDE.)



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                                                                                                                     PLEASE MARK
                                                                                                                     VOTES AS IN [X]
                                                                                                                    THIS EXAMPLE.
                                                    FOR   AGAINST   ABSTAIN
1. To approve and adopt a merger agreement and      [ ]     [ ]       [ ]           In their discretion, the proxies are authorized
approve a merger that will cause Greenberg News                                     to vote upon such other business as may properly
Networks, Inc. to become a wholly owned subsidiary                                  come before the Special Meeting.
of Healtheon.
                                                                                    The undersigned acknowledges receipt of the
                                                                                    accompanying Notice of Special Meeting of
                                                                                    Stockholders and Proxy Statement.


Signature(s): ________________________________________________________________________________________ Date: _________________, 1999

Please date and sign exactly as your name(s) is (are) shown on the share certificate(s) to which the Proxy applies. When shares are held as joint tenants, both should sign. When signing as an executor, administrator, trustee, guardian, attorney-in-fact or other fiduciary, please give full title as such. When signing as a corporation, please sign in full corporate name by President or other authorized officer. When signing as a partnership, please sign in partnership name by an authorized person.

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